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Microfilm Number            Filed with the Department of State on  APR 12 1999
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Entity Number 2072587                             /s/ XXXX XXXXXXXXXXX
              -------                    -------------------------------------
                                           Secretary of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:           USA Technologies, Inc.
                                  ---------------------------------------------

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2. The (a) address of this corporation's current registered office in this
   Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information conform to the records of the Department):

(a)
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   Number and Street          City          State         Zip         County

(b) c/o: Corporation Service Company                                  Chester
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   Name of Commercial Registered Office Provider                      County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

                                                        Business Corporation Law
3.  The statute by or under which it was incorporated is:        of 1988
                                                        -----------------------
4.  The dale of its incorporation is:     January 16, 1992
                                    -------------------------------------------

5.  (Check, and if appropriate complete, one of the following):

_x_ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

___ The amendment shall be effective on:                  at
                                        ------------------  -------------------
                                               Date                 Hour

6.  (Check one of the following):

___ The amendment was adopted by the shareholders (or members) pursuant to 15
    Pa.C.S. ss. 1914(a) and (b).

_x_ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.
    ss. 1914(c).

7. (Check, and if appropriate complete, one of the following):

___ The amendment adopted by the corporation, set forth in full, is as follows:

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_x_ The amendment adopted - by the corporation is set forth in full in
    Exhibit A attached hereto and made a part hereof.

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DSCB:15-1915 (Rev 90)-2


8. (Check if the amendment restates the Articles):

___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 23d day of
                                                                   -----
March, 1999.
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                                             USA TECHNOLOGIES, INC.
                                           ------------------------------------
                                                  (Name of Corporation)

BY: /s/ Leland P. Maxwell
   --------------------------------
   Leland P. Maxwell (Signature)

TITLE: Senior Vice President, Chief Financial Officer, Treasury
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                                  EXHIBIT "A"
                             USA TECHNOLOGIES, INC.
                  RESOLUTIONS AMENDING RIGHTS AND PREFERENCES
               FOR SERIES B EQUITY PARTICIPATING PREFERRED STOCK

     1. The first sentence of Paragraph (C.1) Designation of Series B Equity Participating Preferred Stock of Article 4 of the Articles of Incorporation of the Corporation shall be amended and restated to read in full as follows:

        "(C.1) Designation of Series B Equity Participating Preferred Stock. There is hereby established a series of Series B Preferred Stock designated "Series B Equity Participating Preferred Stock" (herein referred to as "Series B Preferred Stock"), consisting of 250,000 shares having the relative rights, designations, preferences, qualifications, privileges, limitations, and restrictions applicable thereto, as follows:"

     2. The following new subparagraph d.1 to Paragraph (C.1) Designation of Series B Equity Participating Preferred Stock shall be added to Article 4 of the Articles of Incorporation of the Corporation:

        "d.l. Reverse Stock Split. If at any time prior to a USA Transaction, the Corporation shall effectuate a reverse stock split of all of its outstanding Common Stock, each holder of Series B Preferred Stock shall have the option to convert each such share of Series B Preferred Stock into forty (40) shares of Common Stock (prior to any adjustment for such reverse stock split as required by subparagraph e.(2) hereof). The Corporation shall provide written notice by mail, postage prepaid, to each holder of Series B Preferred Stock at such holder's address appearing on the books of the Corporation of such reverse stock split. Such notice shall specify the terms and conditions pursuant to which the Series B Preferred Stock may be exchanged. Upon delivery to the Corporation of all such certificates and compliance with all other terms and conditions contained in the notice, the Corporation shall deliver the appropriate share certificates to the holder thereof. Each holder shall exercise such option within such period of time, not to exceed forty-five days after the effective date of such reverse stock split. In connection with any such reverse stock split, the provisions of subsections e, f, and g of this Paragraph 1 USA Transaction Conversion. shall be applicable thereto.

     The Corporation shall at its sole cost and expense, take such action as shall be required to have any shares of Common Stock to be issued to the holders of the Series B Preferred Stock pursuant hereto to be registered or exempted from registration under applicable Federal and state securities laws. As a condition to the issuance by the Corporation of any Common Stock, the holders of the Series B Preferred Stock shall execute and deliver such representations, warranties, and covenants, that may be required by applicable Federal and state securities law, or that the Corporation determines is reasonably necessary in connection with the issuance of such Common Stock. In addition, the certificates representing the Common Stock shall contain such legends, or restrictive legends, or stop transfer instructions, as shall be required by applicable Federal or state securities laws, or as shall be reasonably required by the Corporation or its transfer agent."